FIFTH AMENDMENT TO CREDIT AGREEMENT
           -----------------------------------

     This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 21, 1994, is by and between ZENITH ELECTRONICS CORPORATION, a Delaware corporation, as Borrower, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent and as Lender, THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation, as Lender, and CONGRESS FINANCIAL CORPORATION, a California corporation, as Lender.

                      RECITALS
                      --------

     A. Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of the May 21, 1993, as amended by that certain First Amendment to Credit Agreement dated as of November 8, 1993, as further amended by that certain Second Amendment to Credit Agreement dated as of December 29, 1993, as further amended by that certain Third Amendment to Credit Agreement dated as of January 7, 1994, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of January 28, 1994 (collectively, as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrower;

     B. Borrower wishes, and Agent and Lenders are willing, to amend certain provisions of the Credit Agreement, all on the terms and conditions set forth in this Amendment; and

     C. Each capitalized term used in this Amendment and not otherwise defined in this Amendment shall have the meaning ascribed thereto in Schedule A to the Credit Agreement; this Amendment shall constitute a Loan Document; these Recitals shall be construed as part of this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. Amendment of the Credit Agreement.

  	1.1 The Credit Agreement is hereby amended by deleting from the final sentence of subsection 1.1(b) thereof the reference to "December 31, 1994" and by substituting therefor a reference to "June 30, 1996".

  	1.2 The Credit Agreement is hereby amended by adding Exhibit A attached hereto as Schedule 1.2(b)-2 thereto and by inserting immediately after the reference to "Columbia Gas System commercial paper" contained in the last paragraph of subsection 1.2(b)(D) of the Credit Agreement the following new reference:

   "or any of Borrower's Material Assets identified on
   Schedule 1.2(b)-2"

  	1.3 The Credit Agreement is hereby amended by deleting subsection 1.7(c) thereof in its entirety and by substituting therefor the following new subsection 1.7(c):

       "(c) Borrower shall be obligated to pay
   interest to Agent, for the ratable benefit of Lenders, on the outstanding balance of the Revolving Credit
   Loan, at a floating rate equal to the Base Rate plus one and three-quarters percent (1.75%) per annum (the
   "Borrowing Margin"); provided, however, that effective upon Agent's receipt of Borrower's certified audited financial statements for Fiscal Year 1994 indicating for Borrower (i) EBTDA of not less than $34,000,000, the Borrowing Margin shall be reduced to one and one-quarter percent (1.25%) or (ii) EBTDA of not less than $44,000,000 and a Fixed Charge Coverage Ratio of not less than 1.00, the Borrowing Margin shall be reduced to one percent (1.00%) (the applicable interest rate, as determined above, referred to herein as the "Stated
   Rate")."

  	1.4 The Credit Agreement is hereby amended by renaming subsection 6.6(C) thereof as subsection 6.6(D) and by inserting immediately after subsection 6.6(B) thereof the following new subsection 6.6(C):

       "(C) for Guaranteed Indebtedness of Borrower or such Subsidiary of Borrower under Currency
   Protection Agreements, but only to the extent entered into solely in the ordinary course of Borrower's or such Subsidiary's business, which, in any event, shall not include any speculative or similar investment purpose; and"

  	1.5 The Credit Agreement is hereby amended by deleting
Schedule 6.11 thereto in its entirety and by substituting therefor the new Schedule 6.11 attached as Exhibit B hereto.

  	1.6 The Credit Agreement is hereby amended by amending
Schedule A as follows:

      	(a) Schedule A is hereby amended by deleting from clause (i) of the definition of "Commitment Termination
   Date" contained therein the reference to "December 31, 1994" and by substituting therefor a reference to "June
   30, 1996".

     	 (b) Schedule A is hereby amended by renaming clause (v) of the definition of Guaranteed Indebtedness contained therein as clause (vi) and by inserting immediately after clause (iv) thereof the following new clause (v):

       "(v) under any Currency Protection Agreement, or"

      	(c) Schedule A is hereby amended by inserting therein in alphabetical order the following new definition:

       ""Currency Protection Agreement"
       shall mean any foreign exchange contract, currency swap agreement, or other financial agreement or arrangement designed to protect
       Borrower or any of its Subsidiaries against fluctuations in currency values."

      	(d) Schedule A is hereby amended by inserting therein in alphabetical order the following new definition:

       ""EBITDA" shall mean, with respect
       to any Person for any period, the sum of (a)
       EBTDA plus (b) Interest Expense, in each case with respect to such Person for such period and determined in accordance with GAAP."

      	(e) Schedule A is hereby amended by inserting therein in alphabetical order the following new definition:

       ""EBTDA" shall mean, with respect
       to any Person for any period, the sum of (a)
       Net Income (excluding, without duplication, extraordinary items) plus (b) income tax expense plus (c) depreciation expense plus
       (d) amortization expense plus (e) other non-cash charges to the extent deducted in the calculation of Net Income minus (f) non-cash gains to the extent included in the calculation of Net Income, in each case with respect to such Person for such period and determined in accordance with GAAP."

    	(f) Schedule A is hereby amended by inserting therein in alphabetical order the following new definition:

       ""Fixed Charge Coverage Ratio"
       shall mean, with respect to any Person for any period, the ratio of EBITDA to the sum of
       (a) total Interest Expense plus (b) amounts required to be paid in respect of income tax liabilities (whether paid or accrued) plus
       (c) Capital Expenditures, in each case with respect to such Person for such period and determined in accordance with GAAP."

      	(g) Schedule A is hereby amended by inserting therein in alphabetical order the following new definition:

       ""Interest Expense" shall mean,
       with respect to any Person for any period, such Person's interest expense (whether paid or accrued) in respect of Funded Debt, in each case with respect to such Person for such period and determined in accordance with GAAP."

    	1.7 The Credit Agreement is hereby amended by deleting from paragraph (a) of Schedule B the reference to "December 26, 1994" and by substituting therefor a reference to "June 24, 1996".

     2. Acknowledgement and Agreement. Notwithstanding anything contained in the Credit Agreement or any other Loan Document to the contrary, including, without limitation, subsection 1.2(b) of the Credit Agreement, the parties hereto each acknowledge and agree that, as of the date hereof, the Revolving Loan Commitment and the Maximum Revolving Credit Loan shall each be Ninety Million Dollars ($90,000,000).

     3. Conditions to Effectiveness. This Amendment shall not become effective, and neither the Agent nor any Lender shall have any obligation hereunder, until the following conditions shall have been satisfied in full, in Agent's sole discretion:

       (a) Agent, on behalf of itself and Lenders, shall have received original counterparts of this Amendment, duly executed by each party hereto;

       (b) Agent, on behalf of itself and Lenders, shall have received a duly executed original of that certain Fee Letter dated as of the date hereof between Borrower and Agent (the "Fee Letter"), together with payment in full in immediately available funds, for the benefit of each Lender as set forth in the Fee Letter, of the fee referred to therein;

       (c) Agent, on behalf of itself and Lenders, shall have received duly executed originals of the opinion of John Borst, Jr., General Counsel to Borrower and the Subsidiaries of Borrower signatory hereto, dated as of the date hereof and in the form attached as Exhibit C hereto;

       (d) Agent, on behalf of itself and Lenders, shall have received copies of the resolutions of the Executive Committee of Borrower's Board of Directors and the resolutions of each Guarantor Subsidiary's Board of Directors and stockholders, in each case approving and authorizing the execution, delivery and performance or the this Amendment and each of the agreements, certificates, documents and other instruments described herein or contemplated hereby to which such Person is a party and the transactions to be consummated in connection herewith and therewith, each of the foregoing certified as of the date hereof by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

       (e) Borrower and each Domestic Subsidiary shall have obtained all consents (including, without limitation, consents of all Governmental Authorities and all holders of such Person's capital stock) necessary in connection with the execution and delivery of this Amendment and any other agreement, certificate, document or other instrument contemplated hereunder, and shall have provided satisfactory evidence thereof to Agent, on behalf of itself and Lenders;

       (f) except for Schedules which, pursuant to the terms of the Credit Agreement, are not specifically required to be updated subsequent to the Closing Date, Agent, on behalf of itself and Lenders, shall have received revised Schedules to the Credit Agreement, including, without limitation, Schedule G, to the extent necessary to make the information contained therein true, accurate and complete in all respects;

       (g) Agent, on behalf of itself and Lenders, shall have received such other agreements, certificates, documents or other instruments as Agent may request; and

       (h) on and as of the date hereof, the representations and warranties of Borrower made pursuant to Section 4 hereof shall be true, accurate and complete in all respects.

     4. Representations and Warranties of Borrower. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby makes the following representations and warranties, each of which shall survive the execution and delivery of this Amendment:

       (a) as of the date hereof, no Default or Event of Default is continuing and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing;

       (b) as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower and each Domestic Subsidiary contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

       (c) the execution, delivery and performance by Borrower and each Guarantor Subsidiary of this Amendment and each of the agreements, certificates, documents and other instruments described herein or contemplated hereby to which such Person is a party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of any executive committee, the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, certificates, documents and instruments are the legal, valid and binding obligation of such Person enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

     5.  Reference to and Effect on the Credit Agreement.

     5.1.  Except as specifically amended above, the Credit
Agreement shall remain in full force and effect and the Credit
Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

     5.2. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Credit Agreement," shall, in each case, mean and be a reference to the Credit Agreement, as amended hereby.

     6.  Miscellaneous.

     6.1 Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of Borrower, each Domestic Subsidiary, Agent, each Lender and each such Person's respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any Domestic Subsidiary may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or any Domestic Subsidiary without the prior express written consent of Agent and Requisite Lenders shall be null and void, as if the same shall have never occurred. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower, each Domestic Subsidiary, Agent and each Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

     6.2 Entire Agreement. This Amendment, including all agreements, certificates, documents, exhibits, schedules and other instruments attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

      6.3 Fees and Expenses. Borrower agrees to pay on demand all fees, costs and expenses incurred by or otherwise due to Agent, on behalf of itself and Lenders, in connection with the preparation, execution and delivery of this Amendment, together with all fees, costs and expenses incurred by or otherwise due to Agent, on behalf of itself and Lenders, prior to the date hereof which are payable by Borrower pursuant to the Credit Agreement and the Fee Letter.

     6.4 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     6.5 Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     6.6 Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     6.7 GOVERNING LAW.	EXCEPT AS OTHERWISE EXPRESSLY
PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, ANY GUARANTOR SUBSIDIARY, AGENT AND ANY LENDER PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT, PROVIDED, THAT AGENT, EACH LENDER, BORROWER AND EACH GUARANTOR SUBSIDIARY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER HEREBY WAIVES ANY OBJECTION WHICH SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER, EACH GUARANTOR SUBSIDIARY, AGENT AND EACH LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED, IN THE CASE OF BORROWER OR ANY GUARANTOR SUBSIDIARY, TO BORROWER, IN THE CASE OF AGENT, TO AGENT, IN THE CASE OF ANY LENDER, TO SUCH LENDER, AT ITS RESPECTIVE ADDRESS SET FORTH ON SCHEDULE 11.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     6.8 MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES
ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, ANY LENDER, BORROWER OR ANY DOMESTIC SUBSIDIARY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                      *     *     *     *


     IN WITNESS WHEREOF, each party hereto has caused this Fifth Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.


  ZENITH ELECTRONICS CORPORATION,
  as Borrower

  By: /s/ Willard C. McNitt
    ---------------------------
  Vice President and Treasurer



  GENERAL ELECTRIC CAPITAL CORPORATION,
  as Agent and as Lender

  By: /s/ Robert Battle
    ---------------------------
  Duly Authorized Signatory



  THE BANK OF NEW YORK COMMERCIAL
  CORPORATION, as Lender

  By: /s/ Stephen V. Mangiante
    ---------------------------
  Title: AVP
    ---------------------------


  CONGRESS FINANCIAL CORPORATION,
  as Lender

  By: /s/ Kevin Madigan
    ---------------------------
  Title: VP
    ---------------------------





                ACKNOWLEDGEMENT AND CONSENT

     AS OF THE DATE FIRST WRITTEN ABOVE, EACH OF THE UNDERSIGNED GUARANTOR SUBSIDIARIES HEREBY ACKNOWLEDGES AND CONSENTS TO BE BOUND BY THE FOREGOING FIFTH AMENDMENT AND CONFIRMS AND AGREES THAT, AFTER GIVING EFFECT TO SUCH FIFTH AMENDMENT, ALL OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY ARE AND SHALL CONTINUE TO BE IN FULL FORCE AND AFFECT AND ARE HEREBY CONFIRMED AND RATIFIED IN ALL RESPECTS.


  ZENITH DISTRIBUTING CORPORATION OF
  ILLINOIS

  By: /s/ David S. Levin
    -------------------------------
  Secretary


  ZENITH DISTRIBUTING CORPORATION -
  MIDSTATES

  By: /s/ David S. Levin
    -------------------------------
  Secretary


  ZENITH DISTRIBUTING CORPORATION OF
  NEW ENGLAND

  By: /s/ David S. Levin
  -------------------------------
  Secretary


  ZENITH DISTRIBUTING CORPORATION OF
  NEW YORK

  By:	/s/ David S. Levin
  ------------------------------
  Secretary


  ZENITH DISTRIBUTING CORPORATION -
  SOUTHEAST

  By:	/s/ David S. Levin
  -----------------------------
  Secretary


  ZENITH DISTRIBUTING CORPORATION -
  WEST

  By:	/s/ David S. Levin
  -----------------------------
  Secretary


  ZENITH/INTEQ, INC.

  By:	/s/ David S. Levin
  -----------------------------
  Secretary


  ZENITH ELECTRONICS CORPORATION OF
  ARIZONA

  By:	/s/ David S. Levin
  ----------------------------
  Secretary


  ZENITH ELECTRONICS CORPORATION OF
  TEXAS

  By:	/s/ David S. Levin
   ----------------------------
  Secretary


  ZENITH MICROCIRCUITS CORPORATION

  By:	/s/ David S. Levin
  -----------------------------
  Secretary


  ZENITH VIDEO TECH CORPORATION -
  FLORIDA

  By:	/s/ David S. Levin
  ------------------------------
  Secretary


  ZENTRANS, INC.

  By:	/s/ David S. Levin
  ------------------------------
  Secretary